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                                                                EXHIBIT 10.52.11

                                                              Loan No. ML 0883T1

                      AMENDED AND RESTATED FIRST SUPPLEMENT
                          TO THE MASTER LOAN AGREEMENT

     THIS AMENDED AND RESTATED FIRST SUPPLEMENT (this "First Supplement") to the Master Loan Agreement dated as of June 29, 2001, as amended by that certain letter agreement (the "Letter Amendment"), dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "MLA"), dated as of June 6, 2002, is made by and between CoBANK, ACB ("CoBank") and GLOBE TELECOMMUNICATIONS, INC., INTERSTATE TELEPHONE COMPANY and VALLEY TELEPHONE CO., INC. (collectively, the "Borrowers").

     SECTION 1.

          (A) The Loan Commitment. On the terms and conditions set forth in the MLA and this First Supplement, CoBank agrees to make a loan to the Borrowers (the "Loan"), by means of one or more advances in an amount not to exceed $40,000,000 (the "Commitment") less the aggregate amount of outstanding Letters of Credit (as hereinafter defined). All of the Borrowers shall be jointly and severally liable for the Loan, however incurred. References to the Borrowers with respect to the Loan or any portion thereof shall mean each Borrower on a joint and several basis. Under the Commitment, amounts borrowed and later repaid may not be reborrowed. The Commitment shall expire at 12:00 noon Eastern time on December 31, 2002, or on such later date as CoBank may, in its sole discretion, authorize in writing (the "Termination Date").

          (B) Letter of Credit. The Borrowers may utilize an amount of the Commitment not to exceed $1,050,000 to open irrevocable letters of credit (individually, a "Letter of Credit" and, collectively, the "Letters of Credit") for its account. Each Letter of Credit shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder.

               (1) Maximum Amount. The aggregate amount of Letters of Credit outstanding for the account of the Borrowers plus the aggregate principal amount of advances outstanding on the Loan at any time shall not exceed the Commitment.

               (2) Reimbursement. The Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse CoBank for any amounts paid by CoBank with respect to a Letter of Credit issued for the account of the Borrower, including all fees, costs and expenses paid by CoBank. The Borrowers hereby authorizes and directs CoBank, at CoBank's option, to make an advance under the Loan in the amount of any payment made by CoBank with respect to any Letter of Credit. If the Letter of Credit is payable in a foreign currency, the amount owed by the Borrowers in connection with such Letter of Credit shall equal an amount in United States Dollars equivalent to CoBank's actual cost of settling its obligation under such Letter of Credit

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Amended and Restated First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

in such foreign currency. All amounts paid by CoBank with respect to any Letter of Credit that are not immediately repaid by the Borrowers shall be considered part of the Loan and shall bear interest (i) from the time of such payment to the date of receipt by the Borrowers of notice of such payment from CoBank, at the National Variable Rate (as hereinafter defined) and (ii) after the date of receipt of such notice by the Borrowers at the National Variable Rate plus two percent (2.00%) per annum.

               (3) Conditions of Issuance of Letters of Credit. In addition to all other terms and conditions set forth in the MLA and this First Supplement, the issuance by CoBank of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit shall support a transaction entered into in the ordinary course of the Borrowers' businesses and shall be in such form, be for such amount, and contain such terms and conditions as are reasonably satisfactory to CoBank. The expiration date of each Letter of Credit shall be on a date which is the earlier of one year from its date of issuance or the seventh (7th) day before the Maturity Date (as hereinafter defined); provided, however, that the Letters of Credit may, if requested by the Borrowers, provide by their terms, and on terms acceptable to CoBank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until CoBank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit.

               (4) Request for Letters of Credit. The Borrowers shall give CoBank at least three (3) Business Days' prior written notice, which shall be irrevocable, specifying the date a Letter of Credit is requested to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit to be provided by CoBank. The Borrowers will also complete any application procedures and documents required by CoBank in connection with the issuance of any Letter of Credit.

               (5) Obligations Absolute. The obligations of the Borrowers with respect to the Letters of Credit, shall be irrevocable, shall remain in effect until CoBank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of the MLA and this First Supplement under all circumstances, including, without limitation, any of the following circumstances; provided that, in the case of any payment by CoBank under any Letter of Credit, CoBank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit:

                    (a) Any lack of validity or enforceability of the MLA and this First Supplement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

                    (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations in respect of any Letter of Credit or any

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     other amendment, modification or waiver of or any consent to or departure from any Letter of Credit, any documents or instruments relating thereto, or any Loan Document in each case whether or not the Borrowers have notice or knowledge thereof;

                    (c) The existence of any claim, setoff, defense or other right that the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), CoBank or any other Person, whether in connection with the MLA and this First Supplement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrowers and the beneficiary named in any such Letter of Credit);

                    (d) Any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

                    (e) Payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (f) Any defense based upon the failure of any drawing under any Letter of Credit to conform to the terms of such Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                    (g) The exchange, release, surrender or impairment of any collateral or other security for the obligations;

                    (h) The occurrence of any Potential Default or Event of Default; or

                    (i) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

     Any action taken or omitted to be taken by CoBank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not create or result in any liability of CoBank to the Borrowers. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from CoBank's gross negligence or willful misconduct, (i) CoBank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit,

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Loan No. ML0883T1

     without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) CoBank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of CoBank.

          (6) Effectiveness. Notwithstanding any termination of the Commitment or repayment of the Loan, or both, the obligations of the Borrowers under this
Section 1(B) shall remain in full force and effect until CoBank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

          (7) UCP. The Uniform Customs and Practice for Documentary Credits as most recently published from time to time by the International Chamber of Commerce (the "UCP") is hereby incorporated in this First Supplement and shall be deemed incorporated by this reference into each Letter of Credit issued pursuant to this First Supplement. The terms and conditions of the UCP shall be binding on the parties to this First Supplement and each beneficiary of any Letter of Credit issued pursuant to this First Supplement.

     SECTION 2. Purpose. The proceeds of the Loan shall be used (i) subject to satisfaction of the conditions precedent set forth in the Letter Amendment, to make a dividend to Knology, Inc. ("Knology") for the purpose of financing capital expenditures and general corporate purposes of Knology or its subsidiary, Knology of Knoxville, Inc. ("Knoxville"), (ii) to finance capital expenditures, working capital and general corporate purposes of the Borrowers and (iii) to pay the expenses and fees incurred by the Borrowers in connection with the closing of the Loan. The Borrowers agree that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2.

     SECTION 3. Availability. Subject to Section 2 of the MLA, Section 9 hereof and the conditions set forth in the MLA, advances will be made prior to the Termination Date as provided in Section 1 of the MLA on a date selected by the Borrowers (the "Funding Date").

     SECTION 4. Fees.

          (A) Origination and Structuring Fee. In consideration of the Commitment, the Borrowers have paid to CoBank a loan structuring fee in the amount of $100,000 and a loan origination fee in the amount of $200,000.

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          (B) Commitment Fee. The Borrowers shall pay to CoBank a commitment fee on the average daily unused portion of the Commitment at a rate of 0.375% per annum (calculated on a 360-day basis), payable quarterly in arrears on the 20th day of each January, April, July and October, commencing October 20, 2001; provided, however, that the last such payment shall be due and payable on the Termination Date.

          (C) Letter of Credit Fee. The Borrowers shall pay to CoBank a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the LIBOR Margin (as hereinafter defined) as in effect from time to time plus one percent (1.00%) on the daily average aggregate amount of such Letters of Credit outstanding, payable quarterly in arrears (i) by the 20th day of each January, April, July and October, and (ii) on the later of the Maturity Date and the date of termination of the last outstanding Letter of Credit.

          (D) Other Fees. To CoBank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily and reasonably charged from time to time by CoBank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by CoBank, but without duplication of amounts payable under Subsection
(C) above.

     SECTION 5. Interest.

          (A) Rate Options; Etc. The unpaid principal balance of each advance under the Loan shall accrue interest at the rate or rates determined or selected by the Borrowers in accordance with this Section 5(A).

               (1) Variable Rate Option. As to the portion of the unpaid principal balance of the Loan selected by the Borrowers (such portion, and each portion selected pursuant to Section 5(A)(2) and Section 5(A)(3) below, is hereinafter referred to as a "Portion" of the Loan), interest shall accrue pursuant to this variable rate option at a variable annual interest rate (the "Variable Rate") equal at all times to the rate established by CoBank on the first Business Day of each week. The rate of interest so established by CoBank may not exceed CoBank's National Variable Rate (as hereinafter defined) in effect on the date so established and shall be effective from and including the first Business Day of each week to and excluding the first Business Day of the next week. Any change in the National Variable Rate shall be effective on the date established by CoBank, and CoBank shall notify the Borrowers promptly after any such change. The term "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate.

               (2) LIBOR Option. As to any Portion or Portions of the Loan selected by the Borrowers, in minimum amounts of $100,000, interest shall accrue pursuant to this LIBOR Option at a fixed rate per annum equal to LIBOR (as hereinafter defined) plus the LIBOR Margin applicable on the first day of the applicable Interest Period (as hereinafter

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defined) or applicable from time to time as otherwise provided herein. Under this option: (i) rates may be fixed for Interest Periods (as hereinafter defined) of 1, 2, 3, or 6 months, as selected by the Borrowers; and (ii) rates may only be fixed on a Banking Day (as hereinafter defined) or, at the option of the Borrowers, on two (2) Banking Days' prior notice. "LIBOR" shall mean the rate indicated by Telerate at Page 3750 (rounded upward to the nearest thousandth) as having been quoted by the British Bankers Association at 11:00 a.m. London time on the date the Borrowers elect to fix a rate under this option for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Borrowers. "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England. "Interest Period" shall mean the time period chosen by the Borrowers during which the chosen fixed rate is to apply to a Portion of the Loan, which period commences on the day the Borrowers elect to fix a rate under this Section 5(A)(2) or under Section 5(A)(3) (or, at the option of the Borrowers, two (2) Banking Days later). The Interest Period for Portions accruing interest at the LIBOR Option rate shall be 1, 2, 3 or 6 months, as selected by the Borrowers, and the Interest Period shall end on the day in the next calendar month or in the month that is 2, 3, or 6 months thereafter which corresponds numerically with the day the Interest Period commences; provided, however, that: (a) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (b) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month. In the event Telerate ceases to provide such quotations or materially changes the form or substance of such quotations (as determined by CoBank), then CoBank will notify the Borrowers and the parties hereto will agree upon a substitute basis for obtaining such quotations.

"LIBOR Margin" shall mean, for each Calculation Period, the applicable per annum percentage set forth in the pricing table below opposite the Total Leverage Ratio of the Borrowers, measured on a consolidated basis:

Total Leverage Ratio:                               LIBOR Margin:
---------------------                               -------------
  ** 4.00:1 * 5.00:1                                    3.00%
  ** 3.00:1 * 4.00:1                                    2.50%
  ** 2.00:1 * 3.00:1                                    2.00%
  *  2.00:1                                             1.50%

** Less than or equal to
* More than

"Calculation Period" shall mean each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date. "Adjustment Date" shall mean each date which is the fifth Business Day after receipt by CoBank of (i) each Compliance Certificate delivered by the Borrowers pursuant to
Section 7(H)(8) of the MLA and (ii) if a decrease in the LIBOR Margin is warranted, a written notice from the Borrowers to decrease such margin.

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               (3) Quoted Rate Option. As to any Portion or Portions of the Loan
selected by the Borrowers, interest shall accrue pursuant to this quoted rate option at a fixed annual interest rate (the "Quoted Rate") to be quoted by CoBank in its sole and absolute discretion. Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $100,000, may be fixed for such Interest Periods as may be agreeable to CoBank in its sole discretion in each instance; provided, however, that such Interest Period shall not extend beyond the Maturity Date (as hereinafter defined) and such Interest Period may only expire on a Business Day.

               (4) Selection And Changes of Rates. The Borrowers shall select the rate option applicable to the Loan on the date the Loan is advanced. Thereafter, with respect to the Portion of the Loan accruing interest at the Variable Rate, the Borrowers may, on any Business Day subject to Section 5(A)(3) above, elect to have a Quoted Rate apply to all or a part of such Portion in the minimum amounts provided above, and on any Banking Day, subject to Section 5(A)(2), elect to have a LIBOR Option rate apply to all or a part of such Portion in the minimum amounts provided above. In addition, with respect to all or a part of any Portion of the Loan accruing interest pursuant to the Quoted Rate or LIBOR Option rate, the Borrowers may, subject to Sections 5(A)(2) and 5(A)(3) above, on the last day of the Interest Period for such Portion, elect to fix the interest rate accruing on all or a part of such Portion for an Interest Period pursuant the Quoted Rate or the LIBOR Option rate. In the absence of any such election, interest shall automatically accrue on such Portion of the Loan at the Variable Rate. From time to time the Borrowers may elect, on any Business Day prior to the expiration of the Interest Period for any Portion of the Loan accruing interest pursuant to the Quoted Rate or the LIBOR Option rate, and upon payment of a Surcharge or a LIBOR Surcharge, as applicable (each as defined in, and calculated pursuant to, Section 6 hereof) to convert all, but not part, of such Portion of the Loan so that it accrues interest at the Variable Rate or any combination of the Variable Rate and the fixed rate options described in Sections 5(A)(2) and 5(A)(3) hereof in accordance with the terms thereof. Notwithstanding any other provision hereof to the contrary, the Borrowers may have outstanding at any time not more than an aggregate of five (5) separate Portions. Except for the initial selection, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrowers by 12:00 noon, Eastern time, on the relevant day. In taking actions upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrowers in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrowers to select interest rates hereunder.

     Upon the occurrence and during the continuance of an Event of Default, as the Interest Periods for Portions of the Loan accruing interest at a Quoted Rate or a LIBOR Option rate expire, at CoBank's option, such Portions of the Loan shall be converted to the Variable Rate option and the Quoted Rate and the LIBOR Option rate will not be available to the Borrowers until all Events of Default are no longer continuing.

               (5) Accrual of Interest. Interest shall accrue pursuant to the Quoted Rate option or the LIBOR Option rate selected by the Borrowers from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period. If the Borrowers elect to refix the interest rate on any Portion of the Loan accruing interest at the

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Quoted Rate or the LIBOR Option rate pursuant to Section 5(A)(4) above, the first day of the new Interest Period shall be the last day of the preceding Interest Period. In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including the last day of such Interest Period. If the Borrowers elect to convert from either of the fixed rate options described in Sections 5(A)(2) or 5(A)(3) hereof to the Variable Rate or another fixed rate option pursuant to Section 5(A)(4) upon payment of the Surcharge or LIBOR Surcharge as provided in Section 5(A)(4) above, interest at the applicable fixed rate shall accrue through the day before such conversion and either (i) the first day of any new Interest Period shall be the date of such conversion, or (ii) interest at the Variable Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.

          (B) Payment and Calculation. Interest shall be payable quarterly in arrears by the twentieth (20th) day of the month following the end of each calendar quarter. Interest shall be calculated on the actual number of days the Loan is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the advance under the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount.

     SECTION 6. Prepayment and Surcharge. The Borrowers may, on one Business Day's prior written notice, prepay in full or in part any Portion of the Loan accruing interest at a Variable Rate and, may, on two Business Days' prior written notice, prepay in full or in part any Portion of the Loan accruing interest at either of the fixed rate options described in Sections 5(A)(2) or 5(A)(3). Notwithstanding the foregoing, the Borrowers' right to prepay any amount accruing interest at a Quoted Rate (whether such payment is made voluntarily, as a result of an acceleration, or otherwise) shall be conditioned upon the payment of a prepayment Surcharge as defined and calculated below and the Borrowers right to prepay any amount accruing interest at a LIBOR Option rate (whether such payment is made voluntarily, as a result of an acceleration or otherwise) shall be conditioned upon the payment of a LIBOR Surcharge as defined and calculated below. Unless otherwise agreed, all prepayments will be applied to principal installments on a pro rata basis and to such Portions of the Loan as CoBank shall specify. For purposes of calculating the Surcharge and LIBOR Surcharge provided for in this Section 6, early conversion of a Portion of the Loan accruing interest pursuant to a Quoted Rate or a LIBOR Option rate so that it accrues interest at a different rate pursuant to Section 5(A)(4) shall be deemed a prepayment in full of that portion of the Loan. Upon any such early conversion or any prepayment of any Portion of the Loan accruing interest pursuant to a Quoted Rate, and as a condition to any voluntary prepayment, the Borrowers shall pay to CoBank, on the date of such prepayment or early conversion, a surcharge ("Surcharge") in an amount equal to the sum of: (a) the present value of any funding losses incurred or imputed by CoBank to have been incurred as a result of such prepayment for the period such amount was scheduled to have been outstanding at such Quoted Rate; plus (b) 1/2 of 1 percent (0.50%) on the amount prepaid or converted. Upon any such early conversion or any prepayment of any Portion of the Loan accruing interest pursuant to the LIBOR Option rate, and as a condition to any voluntary prepayment, the Borrowers shall pay to CoBank, on the date of such prepayment or early conversion, a surcharge ("LIBOR Surcharge") in an amount equal to the present value of any funding losses incurred or imputed by CoBank to have been incurred as a result of such prepayment for the period such amount was scheduled to have been outstanding at such LIBOR

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Option rate. Such Surcharge and such LIBOR Surcharge shall be determined and calculated in accordance with methodology established by CoBank which shall be customary for the industry and consistent with CoBank's past practice for calculating such surcharge.

     SECTION 7. Repayment of the Loan.

          (A) Scheduled Reductions to Commitment and Mandatory Repayment.

On June 30, 2002 and September 30, 2002 (each, a "Commitment Reduction Date"), the Commitment shall be permanently reduced by $787,984 and $802,759 respectively. No reduction in the Commitment shall obligate the Borrowers to make any payment of principal in respect of the Loan unless, and then only to the extent that, the then unpaid principal balance of the Loan plus the aggregate amount of outstanding Letters of Credit exceeds the Commitment as then reduced and in effect. If, upon the permanent reduction of the Commitment on a Commitment Reduction Date, the unpaid principal balance of the Loan plus the aggregate amount of Outstanding Letters of Credit exceeds the Commitment as then reduced and in effect, repayment of the Loan to the extent of such excess shall be due on the 20th day of the month immediately succeeding such Commitment Reduction Date.

          (B) Scheduled Repayments. Commencing on January 20, 2003 and on the twentieth (20th) day of each April, July, October and January occurring thereafter, the Borrowers shall repay the principal amount of the Loan in 34 consecutive payments equal to the amount of principal scheduled to be repaid on such date as set forth on Schedule 7(A) hereto, with the last such quarterly principal payment installment due and payable on April 20, 2011 (the "Maturity Date"). If any repayment date is not a Business Day, then the principal repayment then due shall be paid on the next Business Day and shall continue to accrue interest until paid. If not sooner required to be repaid, all advances under the Loan and all other amounts due and owning hereunder and under the other Loan Documents relating to the Loan shall be due and payable on the Maturity Date.

          (C) Mandatory Repayments from Net Proceeds of Asset Dispositions. Within 180 days following receipt of the Net Proceeds (as hereafter defined), from any Asset Disposition (as hereinafter defined), the Commitment shall be permanently reduced and the Borrowers shall repay the outstanding principal balance of the Loan in an amount equal to such Net Proceeds to the extent that such proceeds are not reinvested within such period in similar equipment or assets that are used or useful in the business of the Borrower. "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation, or otherwise of any or all of the assets of the Borrowers or any of their subsidiaries other than (i) sales of inventory in the ordinary course of business, (ii) dispositions of obsolete equipment not used or useful in the business of the Borrowers or any of their subsidiaries and
(iii) sales of Investments permitted under Subsection 8(E) of the MLA for fair value. "Net Proceeds" means cash proceeds received by the Borrowers or any of their subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease, transfer or other disposition) and (ii) amounts applied to repayment of Indebtedness (other than

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Indebtedness outstanding hereunder) secured by a lien on the asset or property disposed and permitted under Section 8(A)(ii) of the MLA.

          (D) Application of Repayments; Related Interest and Surcharge Payments. All repayments made pursuant to this Section 7 shall be applied to such Portions of the Loan as the Borrowers shall direct in writing and, in the absence of such direction, shall first be applied to the Portion of the Loan accruing interest pursuant to the Variable Rate option and then to such Portions of the Loan accruing interest at either of the fixed rate options as the Borrowers and CoBank shall agree. At the time of each mandatory repayment pursuant to this Section 7, the Borrowers shall pay all accrued and unpaid interest on the amount repaid, and any Surcharge or LIBOR Surcharge due pursuant to Section 7 in connection with such repayment.

     SECTION 8. Security. The Loan is secured by (i) that certain Stock Pledge Agreement, dated as of even date herewith, made by and between Globe Telecommunications, Inc. ("Globe") and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Globe Pledge Agreement"), pursuant to which Globe has granted to CoBank a first-priority lien and security interest in all of its now owned or hereafter acquired capital stock or voting securities in ITC Globe, (ii) that certain Security Agreement, dated as of even date herewith, made by and between the Borrowers and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Borrowers Security Agreement"), pursuant to which the Borrowers have granted to CoBank a first-priority lien and security interest in substantially all of their now-owned and hereafter-acquired personal property, (iii) that certain Continuing Guaranty, dated as of even date herewith, made by ITC Globe for the benefit of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "ITC Globe Guaranty"), (iv) that certain Stock Pledge Agreement, dated as of even date herewith, made by and between Knology and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Knology Pledge Agreement"), pursuant to which Knology has granted to CoBank a first-priority lien and security interest in all of its now owned or hereafter acquired capital stock or voting securities in the Borrowers, and (v) that certain Deed to Secure Debt, made by Globe Telecommunications, Inc. in favor of CoBank and that certain Mortgage, made by Globe Telecommunications, Inc., in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, collectively the "Deeds to Secure Debt"), pursuant to which Globe Telecommunications, Inc. has granted to CoBank a first-priority lien and security interest in substantially all of its now-owned and hereafter-acquired real property.

     The ITC Globe Guaranty is secured by that certain Security Agreement, dated as of even date herewith, made by and between ITC Globe and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "ITC Globe Security Agreements"), pursuant to which ITC Globe has granted to CoBank a first-priority lien and security interest in certain of its personal property.

     SECTION 9. Additional Conditions Precedent. In addition to the conditions precedent set forth in the MLA, CoBank's obligation to make an advance under the Loan shall be conditioned upon the satisfaction of each of the following conditions precedent:

Amended and Restated First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

          (A) No Material Adverse Change; Due Diligence. That from March 31, 2001, to the date of such advance, there shall not have occurred any event which has had or would be reasonably likely to have a Material Adverse Effect on the Borrowers, taken as a whole, and CoBank shall have been satisfied, in its sole discretion, of the results of any due diligence review made by CoBank or its agents or attorneys in connection with the Loan.

          (B) Representations and Warranties. That the representations and warranties of the Borrowers and any other party (except CoBank) contained in the MLA, this Supplement and the other Loan Documents are true and correct in all material respects on and as of the date of such advance, as though made on and as of such date.

          (C) Advance Certificate. That CoBank receive a certificate, in the form of Exhibit A attached hereto, dated as of the Funding Date, from an appropriate officer of each of the Borrowers as to, among other things, the continuing truth and accuracy of the representations and warranties of the Borrowers under the Loan Documents to which it is a party and the satisfaction of each of the conditions applicable to the making of the advance under the Loan.

          (D) Capital Contribution to CoBank. That the Borrowers have acquired non-voting participation certificates in CoBank in an initial amount of $1,000.

          (E) Other Information. That CoBank receive such other information regarding the condition, financial or otherwise, and operations of the Borrowers as CoBank shall reasonably request and such other certificates or documents as CoBank shall reasonably request.

                    [Signatures appear on the following page]

First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

     IN WITNESS WHEREOF, the Borrowers have caused this First Supplement to be executed and delivered and attested under seal and CoBank has caused this First Supplement to be executed and delivered, each by their duly authorized officers as of the date first shown above.

CoBANK, ACB                              GLOBE TELECOMMUNICATIONS, INC.


By:                                      By:
   ----------------------------------       ------------------------------------
    Rick Freeman, Vice President             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         Attest:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                         [CORPORATE SEAL]


                                         INTERSTATE TELEPHONE COMPANY


                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         Attest:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                         [CORPORATE SEAL]


                                         VALLEY TELEPHONE CO., INC.


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         Attest:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                         [CORPORATE SEAL]

First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

                                    EXHIBIT A

                               ADVANCE CERTIFICATE

     THIS CERTIFICATE is given by                , the
                                  ---------------      -------------------------
of each of GLOBE TELECOMMUNICATIONS, INC., INTERSTATE TELEPHONE COMPANY and VALLEY TELEPHONE CO., INC. (the "Borrowers"), pursuant to Section 5 of that certain Master Loan Agreement, dated as of June 29, 2001 (the "MLA"), as amended by that certain letter agreement, dated as of June 6, 2002, each among Borrowers and CoBank, ACB ("CoBank") and pursuant to Section 9(C) of that certain Amended and Restated First Supplement to the Master Loan Agreement, dated as of June 6, 2002 (the "First Supplement"), among CoBank and the Borrowers. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the MLA and in the First Supplement.

     I hereby certify as follows:

     1. I am the                        of each of the Borrowers and as such
                 ----------------------
possess the knowledge and authority to certify to the matters herein set forth, and the matters herein set forth are true and accurate to the best of our present knowledge, information and belief after due inquiry;

     2. All representations and warranties of the Borrowers contained in the MLA and the other Loan Documents are true and correct in all material respects on and as of the date hereof;

     3. No Potential Default or Event of Default exists as of the date hereof or will result from the making of the advance with respect to which this Certificate is delivered; and

     4. Each of the conditions specified in Section 5 of the MLA, and in Section 9 of the First Supplement, required to be satisfied on or prior to the date of the making of the advance under the Loan has been fulfilled as of the date hereof.

First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

     IN WITNESS WHEREOF, I have executed in my corporate, not individual
capacity, this Certificate as of         , 2002.
                                 --------

                                         GLOBE TELECOMMUNICATIONS, INC.


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         INTERSTATE TELEPHONE COMPANY


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         VALLEY TELEPHONE CO., INC.


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

First Supplement/Globe/Interstate/Valley
Loan No. ML0883T1

                                  Schedule 7(A)

                              AMORTIZATION SCHEDULE

Principal Payment Date                                              Amount
----------------------                                           -----------

January 20, 2003                                                 $   817,811
April 20, 2003                                                       833,145
July 20, 2003                                                        848,766
October 20, 2003                                                     864,680
January 20, 2004                                                     880,893
April 20, 2004                                                       897,410
July 20, 2004                                                        914,236
October 20, 2004                                                     931,378
January 20, 2005                                                     948,842
April 20, 2005                                                       966,632
July 20, 2005                                                        984,757
October 20, 2005                                                   1,003,221
January 20, 2006                                                   1,022,031
April 20, 2006                                                     1,041,194
July 20, 2006                                                      1,060,717
October 20, 2006                                                   1,080,605
January 20, 2007                                                   1,100,867
April 20, 2007                                                     1,121,508
July 20, 2007                                                      1,142,536
October 20, 2007                                                   1,163,959
January 20, 2008                                                   1,185,783
April 20, 2008                                                     1,208,016
July 20, 2008                                                      1,230,667
October 20, 2008                                                   1,253,742
January 20, 2009                                                   1,277,249
April 20, 2009                                                     1,301,198
July 20, 2009                                                      1,325,595
October 20, 2009                                                   1,350,450
January 20, 2010                                                   1,375,771
April 20, 2010                                                     1,401,567
July 20, 2010                                                      1,427,846
October 20, 2010                                                   1,454,618
January 20, 2011                                                   1,481,892
April 20, 2011                                                     1,509,675
                                                                 -----------

Total                                                            $38,409,257